Exhibit 99.1

TIPTREE ANNOUNCES FOURTH QUARTER 2025 RESULTS

Greenwich, Connecticut – March 6, 2026- Tiptree Inc. (NASDAQ:TIPT) (“Tiptree” or the “Company”), today announced its financial results for the three months and year ended December 31, 2025.

The Company commented, "In late 2025, we agreed to sell Fortegra and Reliance First Capital, transactions expected to result in pro-forma book value of approximately $923 million, or $24.40 per share. Since our $139 million initial capital raise in 2007, we have completed more than 21 acquisitions and divestitures, returned over $180 million to shareholders, delivered an 11.1%(1) annual compounded return—outperforming both the Russell 2000 and S&P 500—and we believe we are well positioned to continue building on this record."

2025 Highlights

•
On September 26, 2025, the Company agreed to sell Fortegra for $1.65 billion, with $1.12 billion estimated gross proceeds to Tiptree pending regulatory approvals. Anticipated closing of the Fortegra transaction in mid-2026.
•
On October 31, 2025, the Company agreed to sell its mortgage business, Reliance First Capital, for 93.5% of tangible book value at closing, or $50 million of estimated gross proceeds as of December 31, 2025. Anticipated closing in first half of 2026.
•
Tiptree's pro-forma book value as of December 31, 2025 is estimated to be $923 million, net of estimated taxes and transaction expenses for the closing of both transactions.
•
Declared a dividend of $0.06 per share to stockholders of record on March 16, 2026 with a payment date of March 23, 2026.
•
Tiptree will continue to think and act like owners—focused on long-term value creation through strategic investments, opportunistic share buybacks, and thoughtful consideration of dividends. With a disciplined financial approach, the Company continues to streamline operations and manage costs to support sustainable growth.

($ in thousands, except per share information)	Three Months Ended December 31,		Year Ended December 31,
GAAP:	2025	2024	2025	2024
Total revenues	$3	$372	$488	$1,520
Total expenses	$8,618	$9,579	$47,212	$41,794
Income (loss) before taxes	$(8,690)	$(9,227)	$(44,602)	$(38,562)
Net income (loss) from continuing operations	$(9,306)	$(6,798)	$(38,911)	$(32,345)
Net income (loss) from discontinued operations	$15,183	$26,347	$73,838	$85,712
Diluted earnings per share	$0.04	$0.49	$0.76	$1.34
Cash dividends paid per common share	$0.06	$0.31	$0.24	$0.49

Non-GAAP(2):
Book value per share	$13.45	$12.29	$13.45	$12.29

(1) Calculated using the initial book value per share of $5.36 at Tiptree's founding in 2007, pro-forma book value per share of $24.40 as of December 31, 2025 ,and cumulative dividends of $3.77 per share paid from 2007 through December 31, 2025.

(2) See “—Non-GAAP Reconciliations” for a discussion of non-GAAP financial measures.

About Tiptree

Tiptree Inc. (NASDAQ: TIPT) allocates capital to select small and middle market companies with the mission of building long-term value. Established in 2007, Tiptree has a significant track record investing across a variety of industries and asset types, including the insurance, asset management, specialty finance, real estate and shipping sectors. With proprietary access and a flexible capital base, Tiptree seeks to uncover compelling investment opportunities and support management teams in unlocking the full value potential of their businesses. For more information, please visit tiptreeinc.com and follow us on LinkedIn.

Forward-Looking Statements

This release contains “forward-looking statements” which involve risks, uncertainties and contingencies, many of which are beyond the Company’s control, which may cause actual results, performance, or achievements to differ materially from anticipated results, performance, or achievements. All statements contained in this release that are not clearly historical in nature are forward-looking, and the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “project,” “should,” “target,” “will,” or similar expressions are intended to identify forward-looking statements. Such forward-looking statements include, but are not limited to, statements about the Company’s plans, objectives, expectations for our businesses and intentions. The forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, many of which are beyond our control, are difficult to predict and could cause actual results to differ materially from those expressed or forecast in the forward-looking statements. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors, including, but not limited to those described in the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K, and as described in the Company’s other filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as to the date of this release. The factors described therein are not necessarily all of the important factors that could cause actual results or developments to differ materially from those expressed in any of our forward-looking statements. Other unknown or unpredictable factors also could affect our forward-looking statements. Consequently, our actual performance could be materially different from the results described or anticipated by our forward-looking statements. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Except as required by the federal securities laws, we undertake no obligation to update any forward-looking statements.

Tiptree Inc.

Condensed Consolidated Balance Sheets

($ in thousands, except share data)

	As of December 31,
	2025	2024
Assets:
Current assets:
Cash and cash equivalents	$30,784	$19,437
Marketable securities	21,701	15,024
Other current assets	2,361	3,705
Total current assets	54,846	38,166
Right of use asset	8,301	10,140
Property, plant and equipment, net	6,262	7,710
Other assets	2,269	3,122
Assets held for sale (1)	6,768,387	5,635,651
Total assets	$6,840,065	$5,694,789
Liabilities and Stockholders’ Equity
Liabilities:
Current liabilities:
Short-term debt, net	$8,138	$—
Other current liabilities	20,964	15,572
Total current liabilities	29,102	15,572
Long-term debt, net	63,948	—
Long-term lease obligations	8,654	11,137
Deferred tax liabilities	80,390	57,071
Liabilities held for sale (1)	5,905,572	4,954,238
Total liabilities	$6,087,666	$5,038,018
Stockholders’ Equity:
Preferred stock: $0.001 par value, 100,000,000 shares authorized, none issued or outstanding	$—	$—
Common stock: $0.001 par value, 200,000,000 shares authorized, 37,824,472 and 37,255,838 shares issued and outstanding, respectively	38	37
Additional paid-in capital	394,435	389,693
Accumulated other comprehensive income (loss), net of tax	(7,496)	(27,750)
Retained earnings	121,574	95,718
Total Tiptree Inc. stockholders’ equity	508,551	457,698
Non-controlling interests:
Fortegra preferred interests	77,679	77,679
Common interests	166,169	121,394
Total non-controlling interests	243,848	199,073
Total stockholders’ equity	752,399	656,771
Total liabilities and stockholders’ equity	$6,840,065	$5,694,789

(1)
See Note (3) Dispositions, Assets Held for Sale & Discontinued Operations for further details, as disclosed in Tiptree's 10-K filing for the period ended December 31, 2025.

Tiptree Inc.

Condensed Consolidated Statements of Operations

($ in thousands, except share data)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Revenues:
Other revenue	$3	$372	$488	$1,520
Total revenues	3	372	488	1,520
Expenses:
Employee compensation and benefits	7,090	6,351	33,844	29,159
Depreciation and amortization	365	365	1,448	1,451
Other expenses	1,163	2,863	11,920	11,184
Total expenses	8,618	9,579	47,212	41,794
Operating income (loss) before taxes	(8,615)	(9,207)	(46,724)	(40,274)
Non operating income:
Net realized and unrealized gains (losses)	(1,077)	(179)	(1,518)	(905)
Other income	1,002	159	3,640	2,617
Income (loss) before taxes	(8,690)	(9,227)	(44,602)	(38,562)
Less: provision (benefit) for income taxes	616	(2,429)	(5,691)	(6,217)
Net income (loss) from continuing operations	(9,306)	(6,798)	(38,911)	(32,345)
Net income (loss) from discontinued operations (1)	15,183	26,347	73,838	85,712
Net income (loss) attributable to common stockholders	$5,877	$19,549	$34,927	$53,367

Net income (loss) from continuing operations per common share:
Basic earnings per share	$(0.25)	$(0.18)	$(1.04)	$(0.88)
Diluted earnings per share	$(0.25)	$(0.18)	$(1.04)	$(0.88)

Net income (loss) from discontinued operations per common share:
Basic earnings per share	$0.35	$0.71	$1.97	$2.32
Diluted earnings per share	$0.29	$0.67	$1.80	$2.22

Net income (loss) per common share:
Basic earnings per share	$0.10	$0.53	$0.93	$1.44
Diluted earnings per share	$0.04	$0.49	$0.76	$1.34

Weighted average number of common shares:
Basic	37,823,832	37,189,433	37,559,807	36,872,706
Diluted	37,823,832	37,189,433	37,559,807	36,872,706

Dividends declared per common share	$0.06	$0.31	$0.24	$0.49

(1)
See Note (3) Dispositions, Assets Held for Sale & Discontinued Operations for further details, as disclosed in Tiptree's 10-K filing for the period ended December 31, 2025.

Tiptree Inc.

Non-GAAP Financial Measures — Book Value per share

Book value is frequently used by the financial community to analyze company growth on a relative per share basis. The following table provides a reconciliation between total stockholders’ equity and total shares outstanding, net of treasury shares.

($ in thousands, except per share information)	As of December 31,
	2025	2024
Total stockholders’ equity	$752,399	$656,771
Less: Non-controlling interests	243,848	199,073
Total stockholders’ equity, net of non-controlling interests	$508,551	$457,698

Total common shares outstanding	37,824	37,256

Book value per share	$13.45	$12.29